Exhibit 4.1
CONFORMED AS EXECUTED
THIRD AMENDMENT TO CREDIT AGREEMENT
          THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 13, 2009 among AMERISTAR CASINOS, INC., a Nevada corporation (the “Borrower”), the various lenders party to the Credit Agreement referred to below (the “Lenders”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (all capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement as defined below).
W I T N E S S E T H:
          WHEREAS, the Borrower, the Lenders, the Administrative Agent and the other agents party thereto are party to a Credit Agreement, dated as of November 10, 2005 (as amended, modified or supplemented through the date hereof, the “Credit Agreement”);
          WHEREAS, the Borrower has requested that the Lenders agree to certain amendments to the Credit Agreement; and
          WHEREAS, the Borrower and the Lenders wish to amend the Credit Agreement as provided herein;
          NOW, THEREFORE, it is agreed:
     I. Amendments to the Credit Agreement
          1. Section 1.01(b) of the Credit Agreement is hereby restated in its entirety as follows:
     “(b)(I) Subject to and upon the terms and conditions set forth herein, each Lender with a Non-Extending Revolving Loan Commitment severally agrees, at any time and from time to time after the Third Amendment Effective Date and prior to the Non-Extending Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a “Non-Extending Revolving Loan” and collectively, the “Non-Extending Revolving Loans”) to the Borrower, which Non-Extending Revolving Loans:
     (i) shall, at the option of the Borrower, be Base Rate Loans or, if incurred on or after the Eurodollar Loan Availability Date, Eurodollar Loans, provided, that except as otherwise specifically provided in Section 1.10(b), and subject to the option to convert such Loans pursuant to Section 1.06, all Non-Extending Revolving Loans comprising the same Borrowing shall at all times be of the same Type,
     (ii) may be repaid and reborrowed in accordance with the provisions hereof,
     (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which when added to the product of (x) such Lender’s Non-

Extending Revolving Loan Percentage and (y) the sum of (I) the Aggregate Non-Extending Percentage of the aggregate amount of all Letter of Credit Outstandings (exclusive of (A) Extending Letter of Credit Outstandings and (B) Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at that time and (II) the Aggregate Non-Extending Percentage of the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Non-Extending Revolving Loan Commitment of such Lender at such time,
     (iv) shall not exceed for all Lenders with a Non-Extending Revolving Loan Commitment at any time outstanding the sum of the aggregate principal amount which, when added to (I) the Aggregate Non-Extending Percentage of the aggregate amount of all Letter of Credit Outstandings (exclusive of (A) Extending Letter of Credit Outstandings and (B) Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at that time and (II) the Aggregate Non-Extending Percentage of the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Non-Extending Revolving Loan Commitment at such time and
     (v) shall not exceed for all Lenders at any time outstanding the sum of the aggregate principal amount which, when added to (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, (II) the aggregate amount of all Extending Revolving Loans outstanding and (III) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.
     (II) Subject to and upon the terms and conditions set forth herein, each Lender with an Extending Revolving Loan Commitment severally agrees, at any time and from time to time after the Third Amendment Effective Date and prior to the Extending Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, an “Extending Revolving Loan” and collectively, the “Extending Revolving Loans”) to the Borrower, which Extending Revolving Loans:
     (i) shall, at the option of the Borrower, be Base Rate Loans or, if incurred on or after the Eurodollar Loan Availability Date, Eurodollar Loans, provided, that except as otherwise specifically provided in Section 1.10(b), and subject to the option to convert such Loans pursuant to Section 1.06, all Extending Revolving Loans comprising the same Borrowing shall at all times be of the same Type,

     (ii) may be repaid and reborrowed in accordance with the provisions hereof,
     (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which when added to the product of (x) such Lender’s Extending Revolving Loan Percentage and (y) the sum of (I) the Aggregate Extending Percentage of the aggregate amount of all Letter of Credit Outstandings (exclusive of (A) Extending Letter of Credit Outstandings and (B) Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, (II) the aggregate amount of all Extending Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Extending Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (III) the Aggregate Extending Percentage of the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Extending Revolving Loan Commitment of such Lender at such time,
     (iv) shall not exceed for all Lenders with an Extending Revolving Loan Commitment at any time outstanding the sum of (I) the Aggregate Extending Percentage of the aggregate amount of all Letter of Credit Outstandings (exclusive of (A) Extending Letter of Credit Outstandings and (B) Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, (II) the aggregate amount of all Extending Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Extending Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding and (III) the Aggregate Extending Percentage of the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Extending Revolving Loan Commitment at such time and
     (v) shall not exceed for all Lenders at any time outstanding the sum of (I) the aggregate principal amount which, when added to the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, (II) the aggregate amount of all Non-Extending Revolving Loans outstanding and (III) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.”

          2. Section 1.01(c) of the Credit Agreement is hereby amended by deleting the text “Initial Borrowing Date” appearing in the first sentence thereof and inserting in lieu thereof the text “Third Amendment Effective Date” in the first sentence.
          3. Section 1.01(c)(iv) of the Credit Agreement is hereby restated in its entirety as follows:
     “(iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) the amount of all Letter of Credit Outstandings at such time (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans), an amount equal to the Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Total Revolving Loan Commitment on such date); and”
          4. Section 1.01(c) of the Credit Agreement is hereby further amended by inserting the text “(such arrangements, the “Swingline Back-Stop Arrangements”)” at the end of the penultimate sentence thereof.
          5. Section 1.01(d) of the Credit Agreement is hereby restated in its entirety as follows:
     “(d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders with Revolving Loan Commitments that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day from all Lenders with a Revolving Loan Commitment (without giving effect to any termination and/or reductions thereto pursuant to the last paragraph of Section 10) pro rata on the basis of their respective Revolving Loan Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each such Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender (i) notwithstanding that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) notwithstanding the date of such Mandatory Borrowing and (v) notwithstanding the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender with a Revolving Loan Commitment hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Revolving Loan Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10); provided, that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to (i) Non-Extending Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter in the case of participation relating to any Lender’s Non-Extending Revolving Loan Commitment and (ii) Extending Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter in the case of participation relating to any Lender’s Extending Revolving Loan Commitment.”
          6. Section 1.03(a) of the Credit Agreement is hereby restated in its entirety as follows:
     “(a)  Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day’s prior written (or telephonic promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days’ prior written (or telephonic promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a “Notice of Borrowing”) shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), the Tranche of the Loans being made pursuant to such Borrowing (including whether such loans shall be Non-Extending Revolving Loans or Extending Revolving Loans) and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.”
          7. Section 1.05(a) of the Credit Agreement is hereby restated in its entirety as follows:

     “(a)  The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall, if requested by such Lender, be evidenced (i) if Initial Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, an “Initial Term Note” and collectively, the “Initial Term Notes”), (ii) if Non-Extending Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “Non-Extending Revolving Note” and collectively, the “Non-Extending Revolving Notes”), (iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a “Swingline Note” and collectively, the “Swingline Notes”) and (iv) if Extending Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each, an “Extending Revolving Note” and collectively, the “Extending Revolving Notes”).”
          8. Section 1.05(c) of the Credit Agreement is hereby restated in its entirety as follows:
     “(c) The Non-Extending Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or, in the case of Non-Extending Revolving Notes issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Non-Extending Revolving Loan Commitment of such Lender and be payable in the principal amount of the Non-Extending Revolving Loans evidenced thereby, (iv) mature on the Non-Extending Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.”
          9. Section 1.05 of the Credit Agreement is hereby further amended by inserting the following new clause (h) immediately following clause (g) thereof:
     “(h) The Extending Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Extending Revolving Loan Commitment of such Lender and be payable in the principal amount of the Extending Revolving Loans evidenced thereby, (iv) mature on the Extending Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.”
          10. Section 1.07 is hereby amended by (i) inserting “(a)” at the beginning thereof and (ii) inserting the following new clause (b) immediately following clause (a) thereof:

     “(b) Prior to the Non-Extending Revolving Loan Maturity Date, and subject to Section 1.15(c), all Borrowings of Revolving Loans under this Agreement shall be allocated between the Non-Extending Revolving Loans and the Extending Revolving Loans pro rata on the basis of the Aggregate Non-Extending Percentage and Aggregate Extending Percentage, provided that (i) any Borrowing, the proceeds of which are used, simultaneously at the time of such Borrowing, to repay Unpaid Drawings under an Extending Letter of Credit may be an incurrence solely of Extending Revolving Loans and (ii) to the extent the Total Extending Revolving Loan Commitment is fully drawn, Borrowings may be made on a non-pro rata basis as an incurrence of Non-Extending Revolving Loans.”
          11. Section 1.13 of the Credit Agreement is hereby restated in its entirety as follows:
     “1.13 Replacement of Lenders. (w) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (x) if any Lender is incurring or is reasonably expected to incur costs which are or would be material in amount and are associated with a Gaming Authority’s investigation of whether or not such Lender is a Qualified Person, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially greater than those being generally charged by the other Lenders, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right to either replace such Lender (the “Replaced Lender”) with one or more other Qualified Person or Persons, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) reasonably acceptable to the Administrative Agent or, at the option of the Borrowers, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender with an identical Revolving Loan Commitment (and outstandings pursuant thereto) provided by the Replacement Lender, or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments (and outstandings pursuant thereto) and/or outstanding Term Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to such Replaced Lender pursuant to Section 3.01 and (y) any Issuing Lender an amount equal to as applicable, such Replaced Lender’s Revolving Loan Percentage of any Unpaid Drawing not included in Extending Letter of Credit Outstandings or Extending Revolving Loan Percentage of any Unpaid Drawing included in Extending Letter of Credit Outstandings (in each case which at such time remains an Unpaid Drawing), to the extent such amount was not theretofore funded by such Replaced Lender and (z) the Swingline Lender an amount equal to such Replaced Lender’s Revolving Loan Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender; and (ii) all Obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender.”
          12. Section 1.14(a) of the Credit Agreement is hereby restated in its entirety as follows:
     “(a) So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall, in consultation with the Administrative Agent, have the right to request on one or more occasions on and after the Third Amendment Effective Date and prior to the Incremental Commitment Termination Date that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Commitments under any Tranche of Term Loans and, subject to the terms and conditions contained in this Agreement, make Incremental Term Loans pursuant thereto, it being understood and agreed, however, that
     (i) no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Commitment Agreement as provided in clause (b) of this Section 1.14, such Lender shall not be obligated to fund any Incremental Term Loans,
     (ii) any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person which will qualify as a Qualified Person) may so provide an Incremental Commitment without the consent of any other Lender,
     (iii) each provision of Incremental Commitments pursuant to this Section 1.14 on a given date shall be in a minimum aggregate amount (for all Lenders (including in the circumstances contemplated by clause (viii) below, Qualified Persons who will become Lenders)) of at least $10,000,000 (or such lesser amount of the Total Non-Extending Revolving Loan Commitment then remaining); provided that, the first provision of Incremental Commitments pursuant to this Section 1.14 shall be in a minimum aggregate amount (for all Lenders) of at least $50,000,000 (or such lesser amount of the Total Non-Extending Revolving Loan Commitment then remaining),
     (iv) after giving effect to the Incremental Commitments, the aggregate amount of the Incremental Term Loans incurred on or after the Third Amendment Effective Date plus the Total Non-Extending Revolving Loan Commitment and the Total Extending Revolving Loan Commitment shall not exceed $1,400,000,000 in the aggregate less the amount of any previous permanent reduction of Non-Extending Revolving Loan Commitments or Extending Revolving Loan Commitments pursuant to Section 3.02, Section 3.03(j) or Section 4.02(d), (e) or (f),
     (v) the relevant Incremental Commitment Agreements shall specifically set forth the Tranche of the Incremental Commitments being provided thereunder,
     (vi) each Lender agreeing to provide an Incremental Commitment under a Term Loan Tranche, shall make Incremental Term Loans under the Term Loan Tranche specified in the relevant Incremental Commitment Agreement pursuant to Section 1.01(e) and such Loans shall thereafter be deemed to be Term Loans under the relevant Term Loan Tranche for all purposes of this Agreement and the other Credit Documents,
     (vii) if, within 10 Business Days after the Borrower has requested the then existing Lenders (other than Defaulting Lenders) to provide Incremental Commitments pursuant to this Section 1.14 the Borrower has not received Incremental Commitments in an aggregate amount equal to that amount of Incremental Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower as provided below), then the Borrower may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), request Incremental Commitments from Persons which would qualify as Qualified Persons hereunder in an aggregate amount equal to such deficiency (and with the fees to be paid to such Qualified Person to be no greater than that to be paid to the then existing Lenders providing Incremental Commitments),
     (ix) no Incremental Term Loan may be incurred unless the Borrower will be in compliance with the Sections 9.08 through 9.10, inclusive, and Section 9.17 on a Pro Forma Basis after giving effect to the incurrence of such Incremental Term Loan and the application of the proceeds thereof,
     (x) if Incremental Term Loans incurred pursuant to an Incremental Term Loan Commitment are under a New Tranche, the Applicable Margin for such New Tranche of Incremental Term Loans, the Incremental Term Loan Maturity Date for such New Tranche and the Scheduled Repayments for such

New Tranche and the other terms of such New Tranche shall be set forth in the related Incremental Commitment Agreement and shall be satisfactory in all respects to the Administrative Agent,
     (xi) all actions taken by the Borrower pursuant to this Section 1.14 shall be done in coordination with the Administrative Agent,
     (xii) the Maturity Date for any Tranche of Incremental Term Loans shall not be prior to the Initial Term Loan Maturity Date, and
     (xiii) the weighted average life to maturity of any Tranche of Incremental Term Loans shall not be less than the weighted average life to maturity of the Initial Term Loans.”
          13. Section 1.14(d) of the Credit Agreement is hereby deleted in its entirety.
          14. Section 1 of the Credit Agreement is hereby further amended by inserting the following new Section 1.15 immediately following Section 1.14 thereof:
     “1.15. Conversion and Creation of Extending Revolving Loan Commitments. (a) The Borrower shall, in consultation with the Administrative Agent, have the right to request on one or more occasions on and after the Third Amendment Effective Date and prior to the Non-Extending Revolving Loan Maturity Date that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) convert their existing Non-Extending Revolving Loan Commitments to Extending Revolving Loan Commitments or provide new or increased Extending Revolving Loan Commitments, it being understood and agreed, however, that:
     (i) no Lender shall be obligated to convert, increase or provide an Extending Revolving Loan Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to convert, increase or provide an Extending Revolving Loan Commitment and executed and delivered to the Administrative Agent an Extending Revolving Loan Commitment Agreement agreeing to the conversion of its Non-Extending Revolving Loan Commitment or consenting to the increase or provision of a new Extending Revolving Loan Commitment, such Lender’s Non-Extending Revolving Loan Commitment shall not be converted and such Lender’s Extending Revolving Loan Commitment will not be increased.
     (ii) any Lender (or, in the circumstances contemplated by clause (vi) below, any other Person which will qualify as a Qualified Person) may so convert, increase or provide an Extending Revolving Loan Commitment without the consent of any other Lender,
     (iii) each conversion, increase or provision of Extending Revolving Loan Commitments pursuant to this Section 1.15 on a given date shall be in a minimum aggregate amount (for all Lenders (including in the circumstances contemplated by clause (vi) below, Qualified Persons who will become Lenders)) of at least $1,000,000,

     (iv) after giving effect to the conversion into, increase of or provision of Extending Revolving Loan Commitments, the aggregate amount of the Extending Revolving Loan Commitments plus (i) the Total Non-Extending Revolving Loan Commitment and (ii) the aggregate amount of Incremental Term Loans issued on or after the Third Amendment Effective Date shall not exceed $1,400,000,000 in the aggregate less the amount of any previous permanent reduction of Non-Extending Revolving Loan Commitments or Extending Revolving Loan Commitments pursuant to Section 3.02, Section 3.03(j) or Section 4.02(d), (e) or (f),
     (v) upon the conversion of a Non-Extending Revolving Loan Commitment to an Extending Revolving Loan Commitment, the Extending Revolving Loan Commitment of each consenting Lender shall be increased and such Lender’s Non-Extending Revolving Loan Commitment shall be decreased by the amount of such conversion specified in the relevant Extending Revolving Loan Commitment Agreement effective on the date specified in such agreement,
     (vi) the Borrower may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), request additional Extending Revolving Loan Commitments from Lenders with Extending Revolving Loan Commitments or Persons which would qualify as Qualified Persons hereunder in an aggregate amount not exceeding the then remaining Total Non-Extending Revolving Loan Commitment, and upon the addition of any such new Extending Revolving Loan Commitments, the Non-Extending Revolving Loan Commitments shall be reduced pro rata in an amount equal to such aggregate increase, and
     (vii) the Applicable Margin for such Extending Revolving Loans shall be set forth in the initial Extending Revolving Loan Commitment Agreement and all subsequent Extending Revolving Loans (whether converted from Non-Extending Revolving Loans, an increase of an Extending Revolving Loan Commitment or provided by any Person which would qualify as a Qualified Person hereunder) shall be deemed to be calculated by reference to the Applicable Margin set forth in such initial Extending Revolving Loan Commitment Agreement as if set forth fully herein.
     (b) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extending Revolving Loan Commitment Agreement, and (i) at such time the Register shall be modified by the Administrative Agent to reflect the Extending Revolving Loan Commitments and Non-Extending Revolving Loan Commitments of all Lenders and (ii) to the extent requested by a Lender with an Extending Revolving Loan Commitment, the appropriate Notes will be issued, at the Borrower’s expense, to such Lender, to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the Extending Revolving Loan Commitment of such Lender, as the case may be.
     (c) On the effective date of any increase in the Extending Revolving Loan Commitments pursuant to this Section 1.15, the Borrower shall, in coordination with the

Administrative Agent, repay outstanding Non-Extending Revolving Loans and/or Extending Revolving Loans of certain of the Lenders with a Non-Extending Revolving Loan Commitment or Extending Revolving Loan Commitment, as applicable, and incur additional Non-Extending Revolving Loans and/or Extending Revolving Loans from certain other Lenders with a Non-Extending Revolving Loan Commitment and/or Extending Revolving Loan Commitment, in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Non-Extending Revolving Loans and Extending Revolving Loans pro rata within each Tranche on the basis of their respective Non-Extending Revolving Loan Commitments or Extending Revolving Loan Commitments (after giving effect to any increase in the Total Extending Revolving Loan Commitment and decrease in the Total Non-Extending Revolving Loan Commitment pursuant to this Section 1.15) and pro rata across each Tranche based on the Aggregate Extending Percentage and Aggregate Non-Extending Percentage of the Total Revolving Loan Commitment and with the Borrower being obligated to pay to the respective Lenders the costs of the type referred to in Section 1.11 in connection with any such repayment and/or Borrowing.”
          15. Section 2.01(a) of the Credit Agreement is hereby amended by inserting the word “Extending” before the text “Revolving Loan Maturity Date” appearing in the fourth line thereof.
          16. Section 2.01(b) of the Credit Agreement is hereby amended by (i) inserting the word “Extending” before the text “Revolving Loan Maturity Date” on the second line thereof, (ii) deleting the text “or” appearing at the end of clause (i) thereof, (iii) deleting the period at the end of clause (ii) thereof and inserting “; or” in lieu thereof and (iv) inserting the following new clause (iii) at the end thereof:
     “(iii) a Lender Default exists with respect to any Lender with a Revolving Loan Commitment, unless the Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender’s risk with respect to the Lender which is the subject of the Lender Default, including by cash collateralizing such Lender’s Revolving Loan Percentage of Letter of Credit Outstandings (other than Extending Letter of Credit Outstandings) and Extending Revolving Loan Percentage of Extending Letter of Credit Outstandings (such arrangements, the “Letter of Credit Back-Stop Arrangements”).”
          17. Section 2.01(c) of the Credit Agreement is hereby restated in its entirety as follows:
     “(c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (in each case exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed (x) $75,000,000 and (y) when added to the aggregate outstanding principal amount of all Revolving Loans and all Swingline Loans then outstanding, the Total Revolving Loan Commitment; (ii) no Extending Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (I) the Aggregate Extending Percentage of Letter of Credit Outstandings (exclusive of (A) Extending Letter of Credit Outstandings and (B) Unpaid Drawings

relating to Extending Letters of Credit which are repaid on the date of, and prior to the issuance of, the respective Extending Letter of Credit), (II) the aggregate amount of Extending Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Extending Letter of Credit), (III) the Aggregate Extending Percentage of the aggregate outstanding principal amount of all Swingline Loans then outstanding and (IV) the aggregate outstanding principal amount of all Extending Revolving Loans, would exceed the Total Extending Revolving Loan Commitment; (iii) each Letter of Credit and Extending Letter of Credit shall be denominated in Dollars and shall be issued only on a sight basis; and (iv) each Letter of Credit and Extending Letter of Credit shall have an expiry date occurring not later than the earlier of (x) 12 months (or 180 days in the case of Trade Letters of Credit) after such Letter of Credit’s date of issuance, provided that the expiry date of any Standby Letter of Credit may be automatically extendible for successive periods of up to 12 months and (y) subject to Section 2.03(a) below, the 364th day after the Extending Revolving Loan Maturity Date.”
          18. Section 2.01 of the Credit Agreement is hereby further amended by inserting the following new clause (d) immediately following clause (c) thereof:
     “(d) It is acknowledged and agreed that with respect to each of the Letters of Credit which were issued under this Agreement prior to the Third Amendment Effective Date and which remain outstanding on the Third Amendment Effective Date (each such Letter of Credit, a “Converting Letter of Credit” and, collectively, the “Converting Letters of Credit”), from and after the Third Amendment Effective Date, with respect to all outstanding Converting Letters of Credit and any related Unpaid Drawings there shall be an automatic adjustment to the participations held by each Lender thereunder pursuant to this Section 2.01(d), so that the undivided participation and interest of the Lenders in each such Converting Letter of Credit and any related Unpaid Drawing is divided ratably between the Non-Extending Revolving Loans Tranche and the Extending Revolving Loans Tranche, and among Lenders with Non-Extending Revolving Loan Commitments ratably in proportion to each such Lender’s Non-Extending Revolving Loan Percentage and among Lenders with Extending Revolving Loan Commitments ratably in proportion to each such Lender’s Extending Revolving Loan Percentage.”
          19. Section 2.03(a) of the Credit Agreement is hereby restated in its entirety as follows:
     “(a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.03, a “Participant”) a participation interest as described below, provided that as to any Letter of Credit issued or renewed on or after November 10, 2009 with an expiry date on or after November 10, 2010 (such Letter of Credit, an “Extending Letter of Credit”), such Participants shall be limited to Lenders with Extending Revolving Loan Commitments, and, in the case of any such renewal, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to allocate all such participations in such renewed Letter of Credit among the Lenders with Extending Revolving Loan Commitments. In each case, each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, (A) to the extent of such Participant’s Revolving Loan Percentage in such Letter of Credit (other than Extending Letters of Credit) or (B) to the extent of such Participant’s Extending Revolving Loan Percentage in such Extending Letter of Credit, and in each case, the applicable percentage of each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security respectively therefor or guaranty pertaining thereto (although, in each case, the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Participants as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees). Upon any change in the respective Revolving Loan Commitments or Revolving Loan Percentages (or Extending Revolving Loan Commitments or Extending Revolving Loan Percentages in the case of Extending Letters of Credit) of the Lenders pursuant to Section 1.13, 1.15 or 13.04, it is hereby agreed that, with respect to all such outstanding Letters of Credit or, as the case may be, Extending Letters of Credit and, in each case, any related Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Revolving Loan Percentages (or Extending Revolving Loan Percentages in the case of Extending Letters of Credit) of the assignor and assignee Lender or of all Lenders with respective Revolving Loan Commitments (or Extending Revolving Loan Commitments in the case of Extending Letters of Credit), as applicable.”
          20. Section 2.03(c) of the Credit Agreement is hereby restated in its entirety as follows:
     “(c) In the event that any Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.04(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s Revolving Loan Percentage (or Extending Revolving Loan Percentage, in the case of Extending Letters of Credit) of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Lender in Dollars such Participant’s Revolving Loan Percentage (or Extending Revolving Loan Percentage in the case of Extending Letters of Credit) of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Revolving Loan Percentage (or Extending Revolving Loan Percentage in the case of Extending Letters of Credit) of the amount of such payment available to such Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Lender its Revolving Loan Percentage (or Extending Revolving Loan Percentage in the case of

Extending Letters of Credit) of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Revolving Loan Percentage (or Extending Revolving Loan Percentage in the case of Extending Letters of Credit) of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s Revolving Loan Percentage (or Extending Revolving Loan Percentage in the case of Extending Letters of Credit) of any such payment.”
          21. Section 2.03(d) of the Credit Agreement is hereby amended by inserting after the text “Revolving Loan Percentage” and before the text “thereof,” the text “(or Extending Revolving Loan Percentage in the case of Extending Letters of Credit).”
          22. Section 2.04(a) of the Credit Agreement is hereby restated in its entirety as follows:
     “(a) The Borrower hereby agrees to reimburse the respective Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an “Unpaid Drawing”), no later than three Business Days after the date on which the Issuing Lender gives notice to the Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which (i) for Letters of Credit (other than Extending Letters of Credit) to the extent attributable to each Lender’s Non-Extending Revolving Loan Commitment, shall be the Base Rate in effect from time to time plus the Applicable Margin for Non-Extending Revolving Loans maintained as Base Rate Loans and (ii) for Letters of Credit (including Extending Letters of Credit) to the extent attributable to each Lender’s Extending Revolving Loan Commitment, shall be the Base Rate in effect from time to time plus the Applicable Margin for Extending Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the Business Day following notice of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be (i) for Letters of Credit (other than Extending Letters of Credit) to the extent attributable to each Lender’s Non-Extending Revolving Loan Commitment, the Base Rate in effect from time to time plus the Applicable Margin for Non-Extending Revolving Loans maintained as Base Rate Loans plus 2% and (ii) for Letters of Credit (including Extending Letters of Credit) to the extent attributable to each Lender’s Extending Revolving Loan Commitment, the Base Rate in effect from time to time plus the Applicable Margin for Extending Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Lender shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower’s obligations hereunder.”
          23. Section 3.01(a) of the Credit Agreement is hereby restated in its entirety as follows:

     “(a)  The Borrower agrees to pay the Administrative Agent for distribution to each Non-Defaulting Lender (I) in the case of the Total Non-Extending Revolving Loan Commitment, a commitment commission (the “Non-Extending Commitment Commission”) for the period from the Third Amendment Effective Date to and including the Non-Extending Revolving Loan Maturity Date (or such earlier date as the Total Non-Extending Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage per annum on the daily average Unutilized Non-Extending Revolving Loan Commitment of such Non-Defaulting Lender and (II) in the case of the Total Extending Revolving Loan Commitment, a commitment commission (the “Extending Commitment Commission”) for the period from the Third Amendment Effective Date to and including the Extending Revolving Loan Maturity Date (or such earlier date as the Total Extending Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage per annum on the daily average Unutilized Extending Revolving Loan Commitment of such Non-Defaulting Lender. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Non-Extending Revolving Loan Maturity Date or the Extending Revolving Loan Maturity Date, as applicable, or such earlier date upon which (x) the Total Revolving Loan Commitment is terminated, (y) as to the Non-Extending Commitment Commission, the date on which the Total Non-Extending Revolving Loan Commitment is terminated or (z) as to the Extending Commitment Commission, the date on which the Total Extending Revolving Loan Commitment is terminated.”
          24. Section 3.01(b) of the Credit Agreement is hereby restated in its entirety as follows:
     “(b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment (based on their respective Non-Extending Revolving Loan Percentages or the Extending Revolving Loan Percentages, as applicable), a fee in respect of each Letter of Credit issued hereunder (the “Letter of Credit Fee”), for the period from and including the date of issuance of such Letter of Credit, to and including the termination of such Letter of Credit computed (x) as to Lenders with a Non-Extending Revolving Loan Commitment attributable to a Letter of Credit (other than an Extending Letter of Credit), at a rate per annum equal to the Applicable Margin for Non-Extending Revolving Loans maintained as Eurodollar Loans and (y) as to Lenders with an Extending Revolving Loan Commitment attributable to a Letter of Credit (including an Extending Letter of Credit), at a rate per annum equal to the Applicable Margin for Extending Revolving Loans maintained as Eurodollar Loans, in each case, as in effect from time to time on the applicable portion of the daily Stated Amount of such Letter of Credit . Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Extending Revolving Loan Commitment upon which no Letters of Credit remain outstanding; provided, that as to Extending Letters of Credit, such Letter of Credit Fees shall be distributed solely to each Non-Defaulting Lender with an Extending Revolving Loan Commitment (based on their respective Extending Revolving Loan Percentages).”

          25. Section 3.02(a) of the Credit Agreement is hereby restated in its entirety as follows:
     “(a)  Upon at least two Business Days’ prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, in whole or in part, provided that (v) each such reduction shall be applied pro rata among the Non-Extending Revolving Loan Tranche and the Extending Revolving Loan Tranche on the basis of the Aggregate Non-Extending Percentage and Aggregate Extending Percentage of the Total Revolving Loan Commitment, provided that any voluntary commitment reduction made in connection with the incurrence of Senior Unsecured Notes or Subordinated Notes shall be applied first to the Total Non-Extending Revolving Loan Commitment and, to the extent such voluntary commitment reduction is in excess of the Total Non-Extending Revolving Loan Commitment shall be applied to the Total Extending Revolving Loan Commitment, and shall be applied ratably within each Tranche to permanently reduce the Non-Extending Revolving Loan Commitment or Extending Revolving Loan Commitment, as applicable, of each Lender with such a Commitment, (w) any partial reduction pursuant to this Section 3.02 shall be in integral multiples of $1,000,000, (x) each voluntary reduction of the Extending Revolving Loan Commitments shall be applied to reduce the then remaining mandatory commitment reductions pursuant to Section 3.03(j) in the direct order in which such reductions are scheduled to occur after giving effect to all prior reductions thereto, (y) the reduction to the Total Unutilized Non-Extending Revolving Loan Commitment shall in no case be in an amount which would cause the Non-Extending Revolving Loan Commitment of any Lender to be reduced (as required by the preceding clause (x)) by an amount which exceeds the remainder of (i) the Unutilized Non-Extending Revolving Loan Commitment of such Lender as in effect immediately before giving effect to such reduction minus (ii) such Lender’s Non-Extending Revolving Loan Percentage of the Aggregate-Non-Extending Percentage of the aggregate principal amount of Swingline Loans then outstanding and (z) the reduction to the Total Unutilized Extending Revolving Loan Commitment shall in no case be in an amount which would cause the Extending Revolving Loan Commitment of any Lender to be reduced (as required by the preceding clause (x)) by an amount which exceeds the remainder of (i) the Unutilized Extending Revolving Loan Commitment of such Lender as in effect immediately before giving effect to such reduction minus (ii) such Lender’s Extending Revolving Loan Percentage of the Aggregate Extending Percentage of the aggregate principal amount of Swingline Loans then outstanding.”
          26. Section 3.02(b) of the Credit Agreement is hereby amended by (i) inserting the text “, Non-Extending Revolving Loan Commitment, Extending” immediately preceding the text “Revolving Loan Commitment” appearing therein.
          27. Section 3.03 of the Credit Agreement is hereby restated in its entirety as follows:

     “3.03 Mandatory Reduction of Commitments.  (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Initial Term Loan Commitment (and the Initial Term Loan Commitment of each Lender) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of Term Loans on such date) and (ii) prior to the termination of the Total Initial Term Loan Commitment as provided in clause (i) above, be reduced from time to time to the extent required by Section 4.02.
     (b) (i) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Non-Extending Revolving Loan Commitment (and the Non-Extending Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Non-Extending Revolving Loan Maturity Date and (ii) in addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Extending Revolving Loan Commitment (and the Extending Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Extending Revolving Loan Maturity Date.
     (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Incremental Term Loan Commitment of each Lender provided pursuant to a particular Incremental Commitment Agreement shall terminate in its entirety on the respective Incremental Term Loan Borrowing Date specified in such Incremental Commitment Agreement (after giving effect to the incurrence of the Incremental Term Loans on each such date).
     (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, each of the Total Initial Term Loan Commitment and the Total Revolving Loan Commitment (and the Commitment of each Lender under each such Tranche) shall terminate in its entirety on December 1, 2005 unless the Initial Borrowing Date has occurred on or prior to such date.
     (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory prepayment of Term Loans pursuant to Section 4.02(d), (e) or (f) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding; provided that (x) each such mandatory commitment reduction shall be applied pro rata between the Non-Extending Revolving Loan Commitments and Extending Revolving Loan Commitments on the basis of the Aggregate Extending Percentage and Aggregate Non-Extending Percentage of the Total Revolving Loan Commitment and (y) each mandatory commitment reduction under clauses (h) and (i) below shall be applied as set forth therein.
     (f) The Total Revolving Loan Commitment, Total Non-Extending Revolving Loan Commitment and/or Total Extending Revolving Loan Commitment shall be reduced, and the Total Revolving Loan Commitment, Non-Extending Revolving Loan

Commitment and/or Total Extending Revolving Loan Commitment shall be reduced, and the Total Revolving Loan Commitment, Non-Extending Revolving Loan Commitment and/or Extending Revolving Loan Commitment of the respective Former Lender shall be terminated, in the amount and at the times provided in Section 13.04(d).
     (g) Each reduction to a Commitment under a Tranche pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Commitment under such Tranche of each Lender with such a Commitment; provided that each mandatory commitment reduction under clauses (h) and (i) below shall be applied as set forth therein.
     (h) The Non-Extending Revolving Loan Commitment of each Lender which agrees to convert all or part of such Lender’s Non-Extending Revolving Loan Commitment pursuant to Section 1.15 shall be permanently reduced by the amount of such conversion.
     (i) Upon the occurrence of any increase of an Extending Revolving Loan Commitment or provision of an Extending Revolving Loan Commitment by a Person which would qualify as Qualified Person hereunder pursuant to Section 1.15, the Total Non-Extending Revolving Loan Commitment shall be reduced by the amount of such increase or provision of Extending Revolving Loan Commitments.
     (j) In addition to any other mandatory commitment reductions pursuant to this Section 3.03 or Section 4.02, on each date set forth below the Total Extending Revolving Loan Commitment shall be permanently reduced in an amount equal to that amount set forth opposite such date:

Amount of
Commitment
Scheduled Repayment Date	Reduction
Quarterly Payment Date in December, 2010	$12,000,000
Quarterly Payment Date in March, 2011	$12,000,000
Quarterly Payment Date in June, 2011	$12,000,000
Quarterly Payment Date in September, 2011	$12,000,000
Quarterly Payment Date in December, 2011	$12,000,000
Quarterly Payment Date in March, 2012	$12,000,000
Quarterly Payment Date in June, 2012	$12,000,000

     (k) From and after the Third Amendment Effective Date, upon the incurrence of any Incremental Term Loans pursuant to Section 1.14, the Total Non-Extending Revolving Loan Commitment shall be reduced by the amount of such incurrence and, to the extent such incurrence of Incremental Term Loans is in excess of the Total Non-Extending Revolving Loan Commitment, the Total Extending Revolving Loan Commitment shall be reduced by the amount of such excess.”
          28. Section 4.01(a) of the Credit Agreement is hereby restated in its entirety as follows:
     “(a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 11:00 A.M. (New York time) at its Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or, in the case of Swingline Loans prior to 1:00 P.M. (New York time) on the date of such prepayment) and (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the Tranche of Loans to be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $5,000,000 and, if greater, in an integral multiple of $1,000,000 (or in the case of Swingline Loans, $10,000 and, if greater, in an integral multiple thereof), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Tranche, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; (iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01 made on any day other than the last day of an Interest Period applicable thereto shall be subject to the provisions of Section 1.11; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall, except as provided in clause (v) below, be applied pro rata among the Lenders which made such Loans; (v) at the Borrower’s election in connection with any prepayment of Revolving Loans, such prepayment shall not be applied to the Revolving Loans of a Defaulting Lender; (vi) each voluntary prepayment of Term Loans made pursuant to this Section 4.01 shall be applied to each Tranche of Term Loans on a pro rata basis (vii) no voluntary prepayments of Revolving Loans shall be permitted at any time unless there are no Swingline Loans outstanding or simultaneously with the repayment of Revolving Loans, all Swingline Loans then outstanding will be repaid, (viii) each voluntary prepayment of Revolving

Loans made pursuant to this Section 4.01 shall be applied to each Tranche of Revolving Loans on a pro rata basis (based upon the then outstanding principal amount of Non-Extending Revolving Loans and Extending Revolving Loans or participations in Letters of Credit or Swingline Loans), (ix) each voluntary prepayment of Term Loans of a Tranche shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans, pro rata based upon the then remaining amount of such Scheduled Repayments after giving effect to all prior reductions thereto and (x) each voluntary prepayment of Revolving Loans of a Tranche shall be applied between the then outstanding Revolving Loans of that Tranche pro rata after giving effect to all prior reductions thereto. After giving effect to the allocation amongst Tranches required by the immediately preceding sentence, each amount required to be applied to Term Loans of a given Tranche shall be applied (i) first, to reduce in direct order of maturity those Scheduled Repayments which will be due and payable within 24 months after the date the respective prepayment is made and (ii) second, to the extent the amount to be applied to Term Loans of a given Tranche exceeds the amount to be applied pursuant to preceding clause (i), to reduce the then remaining Scheduled Repayments of the respective Tranche pro rata based upon the then remaining amounts of the Scheduled Repayments of the respective Tranche after giving effect to all prior reductions and/or increases thereto.”
          29. Section 4.02(a) of the Credit Agreement is hereby restated in its entirety as follows:
     “(a) (I) After giving effect to Sections 4.02(a)(II) and 4.02(a)(III) below, on any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans, Swingline Loans and the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such date the principal of Swingline Loans and after the Swingline Loans have been repaid in full, the principal of Revolving Loans in an amount equal to such excess. Each prepayment of Revolving Loans made pursuant to this Section 4.02(a)(I) prior to the Non-Extending Revolving Loan Maturity Date shall be applied to the Tranches of Revolving Loans on a pro rata basis and each such prepayment in accordance with the Aggregate Non-Extending Percentage and Aggregate Extending Percentage of the Total Revolving Loan Commitment shall be applied to the then outstanding Revolving Loans of such Tranche pro rata after giving effect to all prior reductions thereto. If, after giving effect to the prepayment of all outstanding Swingline Loans and all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower under Section 2.04(a) in a cash collateral account to be established by the Administrative Agent. So long as no Default or Event of Default is then continuing, such cash or Cash Equivalents shall be released to the Borrower when such obligations under Section 2.04(a) are satisfied or as may be necessary to insure that the amount of such cash or Cash Equivalents does not exceed the Letter of Credit Outstandings.

     (II) On any day on which the sum of the aggregate outstanding principal amount of the Non-Extending Revolving Loans when added to the sum of (I) the Aggregate Non-Extending Percentage of Letter of Credit Outstandings (exclusive of Extending Letter of Credit Outstandings) and (II) the Aggregate Non-Extending Percentage of the aggregate principal amount of Swingline Loans then outstanding, exceeds the Total Non-Extending Revolving Loan Commitment as then in effect, the Borrower shall prepay on such date the principal of the Aggregate Non-Extending Percentage of Swingline Loans and after the Aggregate Non-Extending Percentage of Swingline Loans have been repaid in full, the principal of Non-Extending Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of the Aggregate Non-Extending Percentage of Swingline Loans then outstanding and all outstanding Non-Extending Revolving Loans, the Aggregate Non-Extending Percentage of Letter of Credit Outstandings (exclusive of Extending Letter of Credit Outstandings) exceeds the Total Non-Extending Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Aggregate Non-Extending Percentage of Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower under Section 2.04(a) in a cash collateral account to be established by the Administrative Agent. So long as no Default or Event of Default is then continuing, such cash or Cash Equivalents shall be released to the Borrower when such obligations under Section 2.04(a) are satisfied or as may be necessary to insure that the amount of such cash or Cash Equivalents does not exceed the Aggregate Non-Extending Percentage of Letter of Credit Outstandings.
     (III) On any day on which the sum of the aggregate outstanding principal amount of the Extending Revolving Loans when added to the sum of (I) the Aggregate Extending Percentage of the aggregate amount of all Letter of Credit Outstandings (exclusive of Extending Letter of Credit Outstandings) at such time, (II) the aggregate amount of all Extending Letter of Credit Outstandings at such time and (III) the Aggregate Extending Percentage of the aggregate principal amount of all Swingline Loans then outstanding, exceeds the Total Extending Revolving Loan Commitment as then in effect, the Borrower shall prepay on such date the principal of the Aggregate Extending Percentage of Swingline Loans and after the Aggregate Extending Percentage of Swingline Loans have been repaid in full, the principal of Extending Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of the Aggregate Extending Percentage of all Swingline Loans then outstanding and all outstanding Extending Revolving Loans, the sum of (I) Aggregate Extending Percentage of Letter of Credit Outstandings (exclusive of Extending Letter of Credit Outstandings) and (II) Extending Letter of Credit Outstandings exceeds the Total Extending Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the sum of (I) the Aggregate Extending Percentage of Letter of Credit Outstandings (exclusive of Extending Letter of Credit Outstandings) and (II) Extending Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower under Section 2.04(a) in a cash collateral account to be established by the Administrative Agent. So long as no Default or Event of Default is then continuing, such cash or Cash

Equivalents shall be released to the Borrower when such obligations under Section 2.04(a) are satisfied or as may be necessary to insure that the amount of such cash or Cash Equivalents does not exceed the sum of (I) the Aggregate Extending Percentage of Letter of Credit Outstandings (exclusive of Extending Letter of Credit Outstandings) and (II) Extending Letter of Credit Outstandings.
     (IV) If any Lender with a Revolving Loan Commitment becomes a Defaulting Lender at any time that any Letter of Credit is outstanding, the Borrower shall enter into the applicable Letter of Credit Back-Stop Arrangements with the relevant Issuing Lender or Issuing Lenders no later than 10 Business Days after the date the Borrower receives notice from the Administrative Agent that such Lender has become a Defaulting Lender (provided that such Lender continues to be a Defaulting Lender).”
          30. Section 4.02(i) of the Credit Agreement is hereby amended by adding after the word “Total” and before the word “Revolving” on the last line thereof the following text:
     “Non-Extending Revolving Loan Commitment and, to the extent in excess thereof, to the reduction of the Total Extending.”
          31. Section 4.02(j) of the Credit Agreement is hereby amended by adding the word “Extending” before the word “Revolving Maturity Date” in each place where they appear in that Section.
          32. Section 4.04(b) of the Credit Agreement is hereby amended by deleting the text “Sections 1.13 or 13.04” and inserting the text “Section 1.13, 1.15 or 13.04” in lieu thereof.
          33. Section 8.13(a)(iii) of the Credit Agreement is hereby amended by deleting the text “Sections 9.08, 9.09 and 9.10” and inserting the text “Sections 9.08, 9.09, 9.10 and 9.17” in lieu thereof.
          34. Section 9.03(ii) of the Credit Agreement is hereby restated in its enterity as follows:
     “(ii) so long as (i) no Default or Event of Default exists or would result therefrom and (ii) the Borrower shall be in compliance with Sections 9.08 through 9.10, inclusive, and Section 9.17 on a Pro Forma Basis after giving effect to such Dividend, (x) for fiscal years prior to January 1, 2009, the Borrower may authorize, declare or pay Dividends so long as the aggregate amount paid (or value of property distributed) in respect of all such Dividends shall not exceed $40,000,000 in any one fiscal year of the Borrower and (y) for fiscal years commencing on or after January 1, 2009, the Borrower may authorize, declare or pay Dividends so long as the aggregate amount paid (or value of property distributed) in respect of all such Dividends from and after January 1, 2009 shall not at any time exceed the amount set forth below for the fiscal year in which such aggregate amount is determined:

Fiscal Year	Aggregate Amount
2009	$30,000,000
2010	$60,000,000
2011	$90,000,000
2012	$120,000,000
          and”
          35. Section 9.03(iii) of the Credit Agreement is hereby amended by deleting the text “$125,000,000” appearing therein and inserting the text “$50,000,000” in lieu thereof.
          36. Section 9.04(iv) of the Credit Agreement is hereby restated in its enterity as follows:
     “(iv) Indebtedness of the Borrower, and subordinated guaranties thereof by the Subsidiary Guarantors, constituting Subordinated Notes; provided that on the date of such incurrence, (i) if the amount of such Indebtedness being incurred is less than or equal to the Total Non-Extending Revolving Loan Commitment, the Non-Extending Revolving Loan Commitments are terminated or reduced pursuant to Section 3.02 by an amount that equals or exceeds the amount of such Indebtedness being incurred, (ii) if the amount of such Indebtedness being incurred is in excess of the Total Non-Extending Revolving Loan Commitment but less than or equal to the Total Revolving Loan Commitment, the Non-Extending Revolving Loan Commitments are terminated pursuant to Section 3.02 and the Extending Revolving Loan Commitments are terminated or reduced pursuant to Section 3.02 by an amount that equals or exceeds the amount of such Indebtedness being incurred in excess of the Total Non-Extending Revolving Commitment and (iii) if the amount of such Indebtedness being incurred is in excess of the Total Revolving Loan Commitment, the Revolving Loan Commitments are terminated and a voluntary prepayment of Initial Term Loans occurs pursuant to Section 4.01 in an amount that equals or exceeds the amount of such Indebtedness being incurred in excess of the Total Revolving Loan Commitment;”
          37. Section 9.04 of the Credit Agreement is hereby further amended by (i) deleting the word “and” appearing at the end of clause (ix) thereof, (ii) deleting the period appearing at the end of clause (x) thereof and inserting “; and” in lieu thereof and (iii) inserting the following new clause (xi) immediately following such clause (x):
     “(xi) Indebtedness of the Borrower, and guaranties thereof by the Subsidiary Guarantors, constituting Senior Unsecured Notes, provided (I) all such Indebtedness is incurred in accordance with the requirements of the definition of Senior Unsecured Notes, (II) no Default or Event of Default exists at the time of incurrence thereof or would result therefrom, (III) the Borrower shall be in compliance with Sections 9.08 through 9.10, inclusive, and Section 9.17 on a Pro Forma Basis after giving effect to the incurrence of such Senior Unsecured Notes and the application of the proceeds thereof, (IV) the Borrower shall have delivered to the Administrative Agent a certificate from an Authorized Officer of the Borrower certifying as to compliance with the requirements of preceding clauses (I) through (III) and containing the calculations (in reasonable detail) required to establish compliance with preceding clause (III) and (V) on the date of such incurrence, (i) if the amount of such Indebtedness being incurred is less than or equal to the Total Non-Extending Revolving Loan Commitment, the Non-Extending Revolving Loan Commitments are terminated or reduced pursuant to Section 3.02 by an amount that equals or exceeds the amount of such Indebtedness being incurred, (ii) if the amount of such Indebtedness being incurred is in excess of the Total Non-Extending Revolving Loan Commitment but less than or equal to the Total Revolving Loan Commitment, the Non-Extending Revolving Loan Commitments are terminated pursuant to Section 3.02 and the Extending Revolving Loan Commitments are terminated or reduced pursuant to Section 3.02 by an amount that equals or exceeds the amount of such Indebtedness being incurred in excess of the Total Non-Extending Revolving Commitment and (iii) if the amount of such Indebtedness being incurred is in excess of the Total Revolving Loan Commitment, the Revolving Loan Commitments are terminated and a voluntary prepayment of Initial Term Loans occurs pursuant to Section 4.01 in an amount that equals or exceeds the amount of such Indebtedness being incurred in excess of the Total Revolving Loan Commitment.”
          38. Section 9.07 of the Credit Agreement is hereby amended by deleting the text “1,000,000,000” and inserting “1,100,000,000” in lieu thereof.
          39. Section 9.08 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 9.08 in lieu thereof:
          “9.08 Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
Fiscal Quarter ending September 30, 2007	6.25:1.00
Fiscal Quarter ending December 31, 2007	6.25:1.00
Fiscal Quarter ending March 31, 2008	6.25:1.00
Fiscal Quarter ending June 30, 2008	6.25:1.00
Fiscal Quarter ending September 30, 2008	6.25:1.00

Period	Ratio
Fiscal Quarter ending December 31, 2008	6.25:1.00
Fiscal Quarter ending March 31, 2009	6.00:1.00
Fiscal Quarter ending June 30, 2009	6.00:1.00
Fiscal Quarter ending September 30, 2009	6.00:1.00
Fiscal Quarter ending December 31, 2009	6.00:1.00
Fiscal Quarter ending March 31, 2010	6.00:1.00
Fiscal Quarter ending June 30, 2010	6.00:1.00
Fiscal Quarter ending September 30, 2010	5.75:1.00
Fiscal Quarter ending December 31, 2010	5.75:1.00
Fiscal Quarter ending March 31, 2011	5.75:1.00
Fiscal Quarter ending June 30, 2011	5.50:1.00
Fiscal Quarter ending September 30, 2011	5.50:1.00
Fiscal Quarter ending December 31, 2011	5.50:1.00
Fiscal Quarter ending March 31, 2012	5.25:1.00
Fiscal Quarter ending June 30, 2012	5.25:1.00
Fiscal Quarter ending September 30, 2012	5.25:1.00

Period	Ratio
Thereafter	5.25:1.00.”
     40. Section 9.09 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 9.09 in lieu thereof:
     “9.09 Senior Leverage Ratio. The Borrower will not permit the Senior Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
Fiscal Quarter ending September 30, 2007	5.25:1.00
Fiscal Quarter ending December 31, 2007	5.25:1.00
Fiscal Quarter ending March 31, 2008	5.25:1.00
Fiscal Quarter ending June 30, 2008	5.25:1.00
Fiscal Quarter ending September 30, 2008	5.25:1.00
Fiscal Quarter ending December 31, 2008	5.25:1.00
Fiscal Quarter ending March 31, 2009	5.75:1.00
Fiscal Quarter ending June 30, 2009	5.75:1.00
Fiscal Quarter ending September 30, 2009	5.75:1.00
Fiscal Quarter ending December 31, 2009	5.75:1.00
Fiscal Quarter ending March 31, 2010	5.75:1.00

Period	Ratio
Fiscal Quarter ending June 30, 2010	5.50:1.00
Fiscal Quarter ending September 30, 2010	5.25:1.00
Fiscal Quarter ending December 31, 2010	5.25:1.00
Fiscal Quarter ending March 31, 2011	5.00:1.00
Fiscal Quarter ending June 30, 2011	5.00:1.00
Fiscal Quarter ending September 30, 2011	4.75:1.00
Fiscal Quarter ending December 31, 2011	4.75:1.00
Fiscal Quarter ending March 31, 2012	4.50:1.00
Fiscal Quarter ending June 30, 2012	4.50:1.00
Fiscal Quarter ending September 30, 2012	4.25:1.00
Thereafter	4.25:1.00.
          41. Section 9.11 of the Credit Agreement is hereby restated in its entirety as follows:
          “9.11 Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations of Prepayments and Modifications of Indebtedness; etc. The Borrower will not, and will not permit any of its Subsidiaries to
     (i) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, other than any amendments, modifications or changes which would not be reasonably likely to be materially adverse to the interest of the Lenders,
     (ii) amend or modify, or permit the amendment or modification of, any provision of any Subordinated Notes Document or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate or amount of interest required to be paid in cash on the Subordinated Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or decrease the scope of any such event of default or increase any grace period related thereto), change (to earlier dates or greater amounts) the redemption, mandatory prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Notes Document (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Notes, (or a trustee or other representative on their behalf), which could, in the reasonable judgment of the Joint Lead Arrangers, reasonably be expected to be materially adverse to any Credit Party or Lenders,
     (iii) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or voluntary or optional redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto monies or securities before due for the purpose of paying when due) of the Existing Subordinated Notes or any Additional Subordinated Notes prior to the Initial Term Maturity Date,
     (iv) on and after the execution and delivery thereof, amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any Senior Unsecured Note if the effect of such amendment or change is to increase the interest rate or amount of interest required to be paid in cash on the Senior Unsecured Notes, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or decrease the scope of any such event of default or increase any grace period related thereto), change (to earlier dates or greater amounts) the redemption, mandatory prepayment or defeasance provisions thereof, or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Senior Unsecured Notes, (or a trustee or other representative on their behalf), which could, in the reasonable judgment of the Joint Lead Arrangers, reasonably be expected to be materially adverse to any Credit Party or Lenders, or
     (v) make (or give any notice in respect of) any voluntary or optional payment or prepayment on, or any voluntary or optional redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto monies or securities before due for the purpose of paying when due) of any Senior Unsecured Note prior to the Initial Term Maturity Date.

          42. Section 9.12 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (viii) thereof and inserting “,” in lieu thereof and (ii) inserting the following new text at the end thereof:
          “and (x) any Senior Unsecured Note.”
          43. Section 9 of the Credit Agreement is hereby further amended by inserting the following new Section 9.17 at the end thereof:
     “9.17 Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of any fiscal quarter of the Borrower after the Third Amendment Effective Date to be less than $275,000,000; provided that to the extent that the Borrower or any of its Consolidated Subsidiaries makes any Material Disposition then such amount shall be reduced by 90% of the portion of Consolidated EBITDA generated by the assets subject to such Material Disposition for the fiscal year ended on or closest to December 31, 2008.”
          44. Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the definitions of “Revolving Loan Maturity Date” and “Unutilized Revolving Loan Commitment” appearing therein and (ii) inserting the following new definitions in the appropriate alphabetical order:
     “Aggregate Extending Percentage” shall mean, at any time, the percentage obtained by dividing the Total Extending Revolving Loan Commitment by the Total Revolving Loan Commitment.
     “Aggregate Non-Extending Percentage” shall mean, at any time, the percentage obtained by dividing the Total Non-Extending Revolving Loan Commitment by the Total Revolving Loan Commitment.
     “Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.
     “Converting Letter of Credit” shall have the meaning provided in Section 2.01(d).
     “Extending Letter of Credit” shall have the meaning provided in Section 2.03(a).
     “Extending Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Extending Letters of Credit and (ii) the amount of all Unpaid Drawings relating to Extending Letters of Credit.
     “Extending Revolving Loan” shall have the meaning provided in Section 1.01(b)(II).
     “Extending Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I hereto directly below the column entitled “Extending Revolving Loan Commitment”, as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10, (y) increased pursuant to Section 1.15 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13, 1.15 or 13.04(b).
     “Extending Revolving Loan Commitment Agreement” shall mean an Extending Revolving Loan Commitment Agreement substantially in the form of Exhibit P (appropriately completed).
     “Extending Revolving Loan Maturity Date” shall mean August 10, 2012; provided that if at any time within 30 days of the Non-Extending Revolving Loan Maturity Date an Event of Default has occurred and is continuing, the Majority Extending Lenders may determine, in their sole discretion, that the Extending Revolving Loan Maturity Date shall be the Non-Extending Revolving Loan Maturity Date.
     “Extending Revolving Loan Percentage” shall mean, at any time, for each Lender with an Extending Revolving Loan Commitment, the percentage obtained by dividing such Lender’s Extending Revolving Loan Commitment by the Total Extending Revolving Loan Commitment; provided that, if the Total Extending Revolving Loan Commitment has been terminated, the Extending Revolving Loan Percentage of each such Lender shall be determined by dividing such Lender’s Extending Revolving Loan Commitment immediately prior to such termination by the Total Extending Revolving Loan Commitment immediately prior to such termination.
     “Extending Revolving Note” shall have the meaning provided in Section 1.05(a).
     “Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 2.01(b)(iii).
     “Majority Extending Lenders” shall mean Non-Defaulting Lenders, whose outstanding Extending Revolving Loan Commitments (or after the termination thereof, the sum of (i) such Non-Defaulting Lender’s Extending Revolving Loan Percentage of outstanding Extending Revolving Loans, (ii) such Non-Defaulting Lender’s Extending Revolving Loan Percentage of the Aggregate Extending Percentage of outstanding Swingline Loans and Letter of Credit Outstandings (excluding Extending Letter of Credit Outstandings) and (iii) such Non-Defaulting Lender’s Extending Revolving Loan Percentage of Extending Letter of Credit Outstandings) represent an amount greater than 50% of the Total Extending Revolving Loan Commitment less the Extending Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of (i) the then total outstanding Extending Revolving Loans of Non-Defaulting Lenders, (ii) the Extending Revolving Loan Percentage of the Aggregate Extending Percentage of the then outstanding Swingline Loans and Letter of Credit Outstandings (excluding Extending Letter of Credit Outstandings) of Non-Defaulting Lenders and (iii) the Extending Revolving Loan Percentage of Extending Letter of Credit Outstandings of Non-Defaulting Lenders at such time).
     “Material Disposition” shall mean any disposition of assets or of a line of business or of stock or other equity interests of a Subsidiary for consideration exceeding $5,000,000.

     “Non-Extending Commitment Commission” shall have the meaning provided in Section 3.01(a).
     “Non-Extending Revolving Loan” shall have the meaning provided in Section 1.01(b)(I).
     “Non-Extending Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I hereto directly below the column entitled “Non-Extending Revolving Loan Commitment”, as same may be (x) reduced from time to time pursuant to Sections 1.15, 3.02, 3.03, 4.02 and/or 10, (y) increased pursuant to Section 1.14 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13, 1.15 or 13.04(b).
     “Non-Extending Revolving Loan Maturity Date” shall mean November 10, 2010.
     “Non-Extending Revolving Loan Percentage” shall mean, at any time, for each Lender with an Non-Extending Revolving Loan Commitment, the percentage obtained by dividing such Lender’s Non-Extending Revolving Loan Commitment by the Total Non-Extending Revolving Loan Commitment; provided that, if the Total Non-Extending Revolving Loan Commitment has been terminated, the Non-Extending Revolving Loan Percentage of each such Lender shall be determined by dividing such Lender’s Non-Extending Revolving Loan Commitment immediately prior to such termination by the Total Non-Extending Revolving Loan Commitment immediately prior to such termination.
     “Non-Extending Revolving Note” shall have the meaning provided in Section 1.05(a).
     “Senior Unsecured Notes” shall mean senior unsecured notes issued by the Borrower, provided that (x) the covenants, provisions relating to mandatory prepayment or repayment and events of default contained in the indenture, note purchase agreement or other document relating to such indebtedness shall be in form and substance reasonably satisfactory to the Joint Lead Arrangers and (y) no principal payment in respect of such indebtedness shall be scheduled to be paid prior to the date which is 366 days after the Initial Term Maturity Date.
     “Swingline Back-Stop Arrangements” shall have the meaning provided in Section 1.01(c).
     “Third Amendment” shall mean the Third Amendment to this Agreement, dated as of March 13, 2009, among the Borrower, the Lenders party thereto and the Administrative Agent.
     “Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.
     “Total Extending Revolving Loan Commitment” shall mean, at any time, the sum of the Extending Revolving Loan Commitments of each of the Lenders.

     “Total Non-Extending Revolving Loan Commitment” shall mean, at any time, the sum of the Non-Extending Revolving Loan Commitments of each of the Lenders.
     “Total Unutilized Extending Revolving Loan Commitment” shall mean, at any time, the sum of the Unutilized Extending Revolving Loan Commitments of each of the Lenders.
     “Total Unutilized Non-Extending Revolving Loan Commitment” shall mean, at any time, the sum of the Unutilized Non-Extending Revolving Loan Commitments of each of the Lenders.
     “Unutilized Extending Revolving Loan Commitment” with respect to any Lender, at any time, shall mean such Lender’s Extending Revolving Loan Commitment at such time less (i) the aggregate outstanding principal amount of Extending Revolving Loans made by such Lender plus (ii) such Lender’s Revolving Loan Percentage of all Letter of Credit Outstandings (exclusive of Extending Letter of Credit Outstandings) plus (iii) such Lender’s Extending Revolving Loan Percentage of all Extending Letter of Credit Outstandings.
     “Unutilized Non-Extending Revolving Loan Commitment” with respect to any Lender, at any time, shall mean such Lender’s Non-Extending Revolving Loan Commitment at such time less (i) the aggregate outstanding principal amount of Non-Extending Revolving Loans made by such Lender plus (ii) such Lender’s Revolving Loan Percentage of all Letter of Credit Outstandings (exclusive of Extending Letter of Credit Outstandings).
          45. The definition of “Applicable Margin” and “Applicable Commitment Commission Percentage” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Applicable Margin” and “Applicable Commitment Commission Percentage” shall mean: (a) with respect to Non-Extending Revolving Loans or Non-Extending Commitment Commissions, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Non-Extending Revolving Loans or Non-Extending Commitment Commission Percentage, as the case may be, and opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4, Level 5, Level 6 or Level 7, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer’s certificate delivered pursuant to Section 8.01(e) or the first proviso below):

				Applicable Non-
		Non-Extending	Non-Extending	Extending
		Revolving Loans	Revolving Loans	Commitment
		maintained as	maintained as	Commission
Level	Leverage Ratio	Eurodollar Loans	Base Rate Loans	Percentage
1	Greater than or equal to 5.0:1.00	3.00%	2.00%	0.50%
2	Less than 5.00:1.00 but greater than or equal to 4.50:1.00	2.875%	1.875%	0.375%
3	Less than 4.50:1.00 but greater than or equal to 4.00:1.00	2.75%	1.75%	0.30%
4	Less than 4.00:1.00 but greater than or equal to 3.50:1.00	2.50%	1.50%	0.25%
5	Less than 3.50:1.00 but greater than or equal to 3.00:1.00	2.25%	1.25%	0.25%
6	Less than 3.00:1.00 but greater than or equal to 2.50:1.00	2.125%	1.125%	0.25%
7	Less than 2.50:1.00	2.00%	1.00%	0.25%
     ; provided, however, that (x) if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer’s certificate required to be delivered pursuant to Section 8.01(e) showing the applicable Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 1 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer’s certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 1 (it being understood that, in the case of any late delivery of the financial statements and officer’s certificate as so required, the Applicable

Margin and Applicable Commitment Commission Percentage, if any, shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate) and (y) if the Majority Grid Lenders so elect, Level 1 pricing shall apply at any time when any Default or Event of Default under Section 10.01 is in existence; provided, further, that for the period through, but not including, the Third Amendment Effective Date, the Applicable Commitment Commission Percentage and Applicable Margins shall be calculated in accordance with the definitions thereof in this Agreement prior to giving effect to the Third Amendment;
     (b) with respect to Initial Term Loans (I) for the period from the Initial Borrowing Date through, but not including, the Third Amendment Effective Date, maintained as (i) Base Rate Loans, a percentage per annum equal to 1.00% and (ii) Eurodollar Loans, a percentage per annum equal to 2.00% and (II) from and after the Third Amendment Effective Date, maintained as (i) Base Rate Loans, a percentage per annum equal to 2.25% and (ii) Eurodollar Loans, a percentage per annum equal to 3.25%;
     (c) with respect to Swingline Loans, (I) for the period from the Initial Borrowing Date through, but not including, the Third Amendment Effective Date, a percentage per annum equal to 0.00%, (II) from and after the Third Amendment Effective Date until any Extending Revolving Loan Commitment is made, a percentage per annum equal to the percentage applicable at such time to Non-Extending Revolving Loans maintained as Base Rate Loans, and (III) from and after the date on which any Extending Revolving Loan Commitment is made, a percentage per annum equal to the percentage applicable at such time to Extending Revolving Loans maintained a Base Rate Loans;
     (d) with respect to each New Tranche of Incremental Term Loans, the Applicable Margins shall be that percentage set forth in, or calculated in accordance with, Section 1.14 and the relevant Incremental Commitment Agreement (or, in the case of any New Tranche of Incremental Term Loans extended pursuant to more than one Incremental Commitment Agreement, as may be provided in the first Incremental Commitment Agreement executed and delivered with respect to such New Tranche); and
     (e) with respect to Extending Revolving Loans or Extending Commitment Commissions, that percentage or table of percentages set forth in, or calculated in accordance with, Section 1.15 and the initial Extending Revolving Loan Commitment Agreement relating thereto.”
          46. The definition of “Base Rate” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Prime Lending Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) the sum of the one-month London Interbank Offered Rate (the “LIBOR Rate”) for such day plus 1.00%. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or the LIBOR Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate, the Federal Funds Rate or the LIBOR Rate, respectively.”

          47. The definition of “Commitment Commission” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Commitment Commission” shall mean the Non-Extending Commitment Commission and/or (as the context requires) the Extending Commitment Commission.”
          48. The definition of “Consolidated Fixed Charges” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of (i) Consolidated Cash Interest Expense for such period and (ii) the scheduled principal amount of all amortization payments on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations but excluding, if contingent, Contingent Obligations of the Borrower or any of its Subsidiaries) of the Borrower and its Subsidiaries for such period (as determined on the first day of such period); provided, however, that the amortization payments required pursuant to Section 4.02(b) for the Quarterly Payment Dates in December, 2011, in March, 2012, in June, 2012 and on the Initial Term Maturity Date shall not be included in such calculations to the extent such amortization payment is in excess of 0.25% for such Quarterly Payment Date or the Initial Term Maturity Date.”
          49. The definition of “Incremental Commitment Termination Date” appearing in Section 11.01 of the Credit Agreement is hereby amended by deleting the text “Revolving Loan Maturity Date” appearing therein and inserting “Non-Extending Revolving Loan Maturity Date” in lieu thereof.
          50. The definition of “Lender Default” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03(c), (ii) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (iii) such Lender having notified the Administrative Agent, the Swingline Lender, any Issuing Lender and/or any Credit Party (x) that it does not intend to comply with its obligations under Section 1.01 or 2.03 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section or (y) of the events described in preceding clause (ii); provided that for purposes of (and only for purposes of) the second sentence of Section 1.01(c), Section 2.01(b)(iii), Section 4.02(a)(IV) and any documentation entered into pursuant to the Back-Stop Arrangements (and the term “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any Lender, (i) any Affiliate of such Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such

Lender with respect to its funding obligations under any two or more other credit facilities to which it is a party and which the Swingline Lender, any Issuing Lender or the Administrative Agent believes in good faith has occurred and is continuing and (iv) such Lender having failed to fund any portion of the Term Loans, Revolving Loans, participations in Letters of Credits or participations in Swingline Loans within three (3) Business Days of the date DBTCA (in its capacity as a Lender) has funded its portion thereof.”
          51. The definition of “Maturity Date” appearing in Section 11.01 of the Credit Agreement is hereby amended by deleting the text “Revolving Loan Maturity Date” appearing therein and inserting the text “Non-Extending Revolving Loan Maturity Date, Extending Revolving Loan Maturity Date” in lieu thereof.
          52. The definition of “Minimum Borrowing Amount” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Minimum Borrowing Amount” shall mean (A) with respect to Base Rate Loans, (i) for Term Loans of any Tranche, $1,000,000 (and, if greater, in an integral multiple thereof), (ii) for Revolving Loans, $1,000,000 (and, if greater, in an integral multiple thereof) and (iii) for Swingline Loans, $1,000,000 (and, if greater, in an integral multiple thereof) and (B) with respect to Eurodollar Loans, (i) for Term Loans of any Tranche, $10,000,000 (and, if greater, in an integral multiple of $1,000,000) and (ii) for Revolving Loans, $5,000,000 (and, if greater, in an integral multiple of $1,000,000); provided that, all Tranches of Revolving Loans will be considered as a single Tranche for purposes of such determination.”
          53. The definition of “Prime Lending Rate” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Prime Lending Rate” shall mean the rate which Deutsche Bank Trust Company Americas announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Deutsche Bank Trust Company Americas may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.”
          54. The definition of “Qualified Person” appearing in Section 11.01 of the Credit Agreement is hereby amended by deleting the text “Section 1.13, 13.04(b) or 13.04(c)” and inserting the text “Section 1.13, 1.15, 13.04(b) or 13.04(c)” in lieu thereof.
          55. The definition of “Required Lenders” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Initial Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, the sum of (I) outstanding Revolving Loans, (II) the Revolving Loan Percentage of Letter of Credit Obligations (exclusive of Extending Letter of Credit Obligations), (III) Extending Revolving Loan Percentage of Extending Letter of Credit Outstandings and (IV) the

Revolving Loan Percentage of outstanding Swingline Loans) represent an amount greater than 50% of the sum of (x) all outstanding Term Loans (or, if prior to the Initial Borrowing Date, Initial Term Loan Commitments) of Non-Defaulting Lenders, and (y) the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans and Revolving Loan Percentage of Non-Defaulting Lenders of the then outstanding Swingline Loans and Letter of Credit Outstandings at such time) of all Non-Defaulting Lenders.”
          56. The definition of “Revolving Loan” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Revolving Loan” shall mean any Non-Extending Revolving Loan or Extending Revolving Loan.”
          57. The definition of “Revolving Loan Commitment” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Revolving Loan Commitment” shall mean, for each Lender, its Non-Extending Revolving Loan Commitment (if any) and its Extending Revolving Loan Commitment (if any).”
          58. The definition of “Revolving Note” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Revolving Note” shall mean any Non-Extending Revolving Note or Extending Revolving Note.”
          59. The definition of “Security Document” appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following text immediately preceding the period at the end of said definition:
     “; provided, that cash collateral or other agreements entered into pursuant to the Back-Stop Arrangements shall constitute “Security Documents” solely for purposes of (x) Sections 9.01(v) and 12 and (y) the term “Credit Documents” as used in Sections 9.04(i) and 12”.
          60. The definition of “Swingline Expiry Date” appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the word “Extending” immediately preceding the text “Revolving Loan Maturity Date” appearing therein.
          61. The definition of “Total Revolving Loan Commitment” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:
     ““Total Revolving Loan Commitment” shall mean, at any time, the sum of the Total Extending Revolving Loan Commitment and the Total Non-Extending Revolving Loan Commitment, in each case in effect at such time.”
          62. The definition of “Total Unutilized Revolving Loan Commitment” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:

     ““Total Unutilized Revolving Loan Commitment” shall mean, at any time, the sum of the Unutilized Non-Extending Revolving Loan Commitments and Unutilized Extending Revolving Loan Commitments of each of the Lenders.”
          63. The definition of “Tranche” appearing in Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the text “three” appearing therein and inserting “four” in lieu thereof and (ii) deleting the text “Revolving Loans” and inserting the text “Non-Extending Revolving Loans, Extending Revolving Loans” in lieu thereof.
          64. Section 13.04(a) of the Credit Agreement is hereby amended by deleting the text “Revolving Loan Maturity Date” appearing in the first sentence thereof and inserting “Extending Revolving Loan Maturity Date” in lieu thereof.
          65. Section 13.04(b) of the Credit Agreement is hereby amended by deleting the text “Revolving Loans” in the first sentence thereof and inserting “Non-Extending Revolving Loans or Extending Revolving Loans” in lieu thereof.
          66. Section 13.04(d) of the Credit Agreement is hereby restated in its entirety as follows:
     “(d) Notwithstanding the provisions of subsection (c) of this Section 13.04, but subject to applicable Gaming Regulations, if any Lender becomes a Former Lender, and if the Administrative Agent or the Borrower fails to find a Substitute Lender pursuant to subsection (c) of this Section within any time period specified by the appropriate Gaming Authority for the withdrawal of a Former Lender (the “Withdrawal Period”), the Borrower shall immediately (i) prepay in full the outstanding principal amount of each Note held or Loan made by such Former Lender, together with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of any Withdrawal Period, and (ii) at the option of the Borrower either (A) place an amount equal to such Former Lender’s Revolving Loan Percentage in each Letter of Credit that is not an Extending Letter of Credit and such Former Lender’s Extending Revolving Loan Percentage in each Extending Letter of Credit in a separate cash collateral account with the Administrative Agent for each outstanding Letter of Credit, which amount will be applied by the Administrative Agent to satisfy the Borrower’s reimbursement obligations to the respective Issuing Lender in respect of Drawings under the applicable Letter of Credit or (B) if no Default or Event of Default then exists, terminate the Revolving Loan Commitment of such Former Lender at which time the other Lenders’ Revolving Loan Percentages will be automatically adjusted as a result thereof, provided that the option specified in this clause (B) may only be exercised if, immediately after giving effect thereto (x) no Lender’s outstanding Non-Extending Revolving Loans, when added to the product of (a) such Lender’s Non-Extending Revolving Loan Percentage and (b) the sum of (I) the Aggregate Non-Extending Percentage of the aggregate amount of all Letter of Credit Outstandings (exclusive of Extending Letter of Credit Outstandings) and (II) the Aggregate Non-Extending Percentage of the aggregate principal amount of all Swingline Loans then outstanding, would exceed such Lender’s Non-Extending Revolving Loan Commitment at such time and (y) no Lender’s outstanding Extending Revolving Loans, when added to the product of (a) such Lender’s Extending Revolving Loan Percentage and (b) the sum of (I) the Aggregate Extending Percentage of the aggregate amount of all

Letter of Credit Outstandings (exclusive of Extending Letter of Credit Outstandings), (II) the aggregate amount of all Extending Letter of Credit Outstandings and (III) the Aggregate Extending Percentage of the aggregate principal amount of all Swingline Loans then outstanding, would exceed such Lender’s Extending Revolving Loan Commitment at such time.”
          67. Section 13.06 of the Credit Agreement is hereby further amended by inserting the following new clause (d) immediately following clause (c) thereof:
     “(d) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require or permit a Lender to obtain or receive a non pro rata amount of any payment or Obligation.”
          68. Section 13.07 of the Credit Agreement is hereby amended by deleting the text “Sections 9.08 through 9.10, inclusive,” and inserting “Sections 9.08 through 9.10, inclusive, Section 9.17” in lieu thereof.
          69. Section 13.12(a) of the Credit Agreement is hereby amended by deleting the text “any Letter of Credit beyond the Revolving Loan Maturity Date” appearing in clause (i) thereof and inserting “any Letter of Credit beyond the Revolving Loan Maturity Date (or, in the case of Extending Letters of Credit, beyond the Extending Revolving Loan Maturity Date)” in lieu thereof.
          70. Exhibit B-2 to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof a new Exhibit B-2 in the form of Exhibit B-2 attached hereto.
          71. Exhibit B-5 attached hereto is hereby added to the Credit Agreement as Exhibit B-5 thereof.
          72. Exhibit P attached hereto is hereby added to the Credit Agreement as Exhibit P hereof.
     II. Miscellaneous Provisions
          1. On the Third Amendment Effective Date, each Revolving Loan Commitment as of such date shall be deemed a Non-Extending Revolving Loan Commitment.
          2. The Credit Parties acknowledge and agree that the Credit Agreement (as modified hereby) and each other Credit Document, and all Obligations and Liens thereunder, are valid and enforceable against the Credit Parties in every respect and all of the terms and conditions thereof are legally binding upon the Credit Parties, in each case all without offset, counterclaims or defenses of any kind, and they are hereby reaffirmed and ratified.
          3. By executing and delivering a counterpart hereof, each Credit Party hereby agrees that all Obligations of the Credit Parties shall be fully guaranteed pursuant to the Subsidiary Guaranty. Each of the Credit Parties acknowledges and agrees that all of its assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Collateral Agent pursuant to the Security Documents including, without limitation, the Collateral, are (and shall continue to be) subject to the fully perfected liens and security interests of the Collateral Agent for the benefit of the Secured Creditors (subject only to Permitted Liens and Permitted Encumbrances, as the case may be), as collateral security for all of the Obligations. In connection with the foregoing, each Credit Party hereby respectively reaffirms and ratifies (a) the Guaranties given by it pursuant to the Subsidiary Guaranty to which it is a Party and (b) its prior conveyances to the Collateral Agent for the benefit of the Lenders of a continuing security interest in and Lien on the Collateral described in the instrument conveying such security interest.
          4. The Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Third Amendment Effective Date (as defined below) both before and after giving effect to this Amendment and (ii) on the Third Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties (other than those representations made as of a specified date) contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects.
          5. Each of the Credit Parties is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents, agreements and instruments executed and delivered in connection herewith to which it is a party, and to perform its obligations hereunder and thereunder. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith have been duly executed and delivered by each of the applicable Credit Parties. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith are the legal, valid and binding obligations of each applicable Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally (regardless of whether enforcement is sought at equity or at law).
          6. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) on which:
          (a) Each of the Required Lenders, the Borrower and each Subsidiary Guarantor shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention: May Yip-Daniels (facsimile number 212-354-8113).
          (b) No Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.
          (c) Amendment Fee. The Borrower shall have paid to each Lender which has executed and delivered to the Administrative Agent (or its designee) a counterpart hereof by 5:00 p.m. (New York time) on March 12, 2009 a non-refundable cash amendment fee equal to 0.50% of its outstanding Initial Term Loans and/or Revolving Loan Commitments, as the case may be, which fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter and shall be paid by the Borrower to the Administrative Agent for distribution to such Lenders on the Third Amendment Effective Date.
          (d) The Borrower shall have paid to the Administrative Agent (and/or its respective affiliates) and White & Case LLP all fees, costs and expenses to the in connection with this Amendment.
          (e) Additional Documentation. A copy of any other authorization or other document, opinion or assurance which the Administrative Agent notifies the Borrower is necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Amendment or for the validity and enforceability of the Credit Agreement (as hereby amended).
          7. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.
          8. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.
          9. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
* * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

AMERISTAR CASINOS, INC.

By:	/s/ Thomas Steinbauer

	Title:	Senior Vice President & Chief Financial Officer

AMERISTAR CASINO VICKSBURG, INC.,
AMERISTAR CASINO COUNCIL BLUFFS, INC.,
CACTUS PETE’S, INC.,
A.C. FOOD SERVICES, INC.,
AMERISTAR CASINO ST. LOUIS, INC.,
AMERISTAR CASINO KANSAS CITY, INC.,
AMERISTAR CASINO ST. CHARLES, INC.,
AMERISTAR CASINO LAS VEGAS, INC.,
RICHMOND STREET DEVELOPMENT, INC.,
AMERISTAR CASINO BLACK HAWK, INC.,
AMERISTAR EAST CHICAGO HOLDINGS, LLC
AMERISTAR CASINO EAST CHICAGO, LLC

By:	/s/ Thomas Steinbauer

	Title:	Senior Vice President & Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent

By:	/s/ Mary Kay Coyle

	Title:	Managing Director

By:	/s/ Susan LeFevre

	Tile:	Managing Director

SIGNATURE PAGE TO THE THIRD AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG AMERISTAR CASINOS, INC., THE LENDERS PARTY HERETO FROM TIME TO TIME, AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

ONE WALL STREET CLO II LTD.
By:	/s/ Michael K. Ryan
Title: Senior Vice President

OWS CLO I LTD.
By:	/s/ Michael K. Ryan
Title: Senior Vice President

LANDMARK VI CDO LTD. By: Aladdin Capital Management LLC as Manager
By:	/s/ Alyse Kelly
Title: Authorized Signatory

ALLIED IRISH BANK PLC
By:	/s/ Jean Pierre Knight
Title: Vice President

By:	/s/ David Smith
Title: Assistant Vice President

AIB DEBT MANAGEMENT, LTD.
By:		/s/ Jean Pierre Knight
	Title:	Vice President
Investment Advisor to AIB Debt Management, Limited

By:		/s/ David Smith
	Title:	Assistant Vice President
Investment Advisor to AIB Debt Management, Limited

AMMC CLO IV, LIMITED By: American Money Management Corp., as Collateral Manager
By:		/s/ David P. Meyer
Title: Senior Vice President

AMMC CLO V, LIMITED By: American Money Management Corp., as Collateral Manager
By:		/s/ David P. Meyer
Title: Senior Vice President

AMMC CLO VI, LIMITED By: American Money Management Corp., as Collateral Manager
By:		/s/ David P. Meyer
Title: Senior Vice President

BANK OF AMERICA, N.A.
By:		/s/ Brian D. Corum
Title: Senior Vice President

BANK OF HAWAII
By:		/s/ James Polk
Title: Executive Vice President

CAPITAL ONE, N.A.
By:	/s/ Chris Haskew
Title: Senior Vice President

CALYON NEW YORK BRANCH
By:	/s/ David Bowers
Title: Managing Director

By:	/s/ Joseph A. Asciolla
Title: Managing Director

SHASTA CLO I
By:	/s/ John M. Casparian
	Title:	Co-President
Churchill Pacific Asset Management LLC

SIERRA CLO II
By:	/s/ John M. Casparian
	Title:	Co-President
Churchill Pacific Asset Management LLC

LMP CORPORATE LOAN FUND, INC. By: Citigroup Alternative Investments LLC
By:	/s/ Melanie Hanlon
Title: Director

COMERICA BANK, as successor to Comerica West Incorporated
By:	/s/ Bryan C. Camden
Title: Assistant Vice President

COMMERZBANK AG, New York and Grand Cayman Branches
By:	/s/ Werner Schmidbauer
Title: Senior Vice President

By:	/s/ Kelly Goudge
Title: Assistant Treasuere

SENIOR DEBT PORTFOLIO By: Boston Management and Research as Investment Advisor
By:	/s/ Michael B. Botthof
Title: Vice President

EATON VANCE SENIOR INCOME TRUST By: Eaton Vance Management as Investment Advisor
By:	/s/ Michael B. Botthof
Title: Vice President

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND By: Eaton Vance Management as Investment Advisor
By:	/s/ Michael B. Botthof
Title: Vice President

EATON VANCE CDO VIII, LTD. By: Eaton Vance Management as Investment Advisor
By:	/s/ Michael B. Botthof
Title: Vice President

EATON VANCE CDO IX, LTD. By: Eaton Vance Management as Investment Advisor
By:	/s/ Michael B. Botthof
Title: Vice President

THE NORINCHUKIN BANK, NEW YORK BRANCH, though State Street Bank and Trust Company N.A. as Fiduciary Custodian By: Eaton Vance Management, Attorney-in-fact
By:	/s/ Michael B. Botthof
Title: Vice President

BIG SKY III SENIOR LOAN TRUST By: Eaton Vance Management as Investment Advisor
By:	/s/ Michael B. Botthof
Title: Vice President

EATON VANCE VT FLOATING-RATE INCOME FUND By: Eaton Vance Management as Investment Advisor
By:	/s/ Michael B. Botthof
Title: Vice President

EATON VANCE SENIOR FLOATING-RATE TRUST By: Eaton Vance Management as Investment Advisor
By:	/s/ Michael B. Botthof
Title: Vice President

EATON VANCE FLOATING-RATE INCOME TRUST By: Eaton Vance Management as Investment Advisor
By:	/s/ Michael B. Botthof
Title: Vice President

EMIGRANT REALTY FINANCE LLC
By:	/s/ Tom Devine
Title: Managing Director & Vice President

BALLYROCK CLO II LIMITED
By:	/s/ Nate Van Duzen
Title: Assistant Secretary

FIRST BANK
By:	/s/ Kathryn M. Mayfield
Title: Assistant Vice President

FRANKLIN TEMPLETON SERIES II FUNDS FRANKLIN FLOATING RATE II FUND
By:	/s/ Richard Hsu
Title: Vice President

FRANKLIN FLOATING RATE DAILY ACCESS FUND
By:	/s/ Richard Hsu
Title: Vice President

FRANKLIN FLOATING RATE MASTER SERIES
By:	/s/ Richard Hsu
Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Jason Soto
Title: Authorized Signatory

IKB CAPITAL CORPORATION
By:	/s/ David Snyder
Title: President

BACCHUS (US) 2006-1, LTD.
By:	/s/ David Snyder
Title: President

ATLANTIS FUNDING LTD. By: INVESCO Senior Secured Management, Inc. as Collateral Manager
By:	/s/ Thomas Ewald
Title: Authorized Signatory

KATONAH VII CLO LTD.
By:	/s/ Daniel Gilligan
Title: Authorized Officer
Katonah Debt Advisors, L.L.C., as Manager

KATONAH VIII CLO LTD.
By:	/s/ Daniel Gilligan
Title: Authorized Officer
Katonah Debt Advisors, L.L.C., as Manager

KATONAH IX CLO LTD.
By:	/s/ Daniel Gilligan
Title: Authorized Officer
Katonah Debt Advisors, L.L.C., as Manager

KATONAH X CLO LTD.
By:	/s/ Daniel Gilligan
Title: Authorized Officer
Katonah Debt Advisors, L.L.C., as Manager

KATONAH 2007-I CLO LTD.
By:	/s/ Daniel Gilligan
Title: Authorized Officer
Katonah Debt Advisors, L.L.C., as Manager

MERRILL LYNCH CAPITAL CORPORATION
By:	/s/ Michael E. O’Brien
Title: Vice President

MIZUHO CORPORATE BANK, LTD.
By:	/s/ Raymond Ventura
Title: Deputy General Manager

NATIONAL CITY BANK
By:	/s/ Jeff Dysert
Title: Vice President

NATIXIS
By:	/s/ Peyman Parhami
Title: Director

By:	/s/ Mark A. Harrington
Title: senior Managing Director

PEOPLE’S UNITED BANK (formerly known as People’s Bank)
By:	/s/ Francis J. McGinn
Title: Vice President

PPM AMERICAS,, INC., as Attorney-in-fact, on behalf of Jackson National Life Insurance Company
By:	/s/ David C. Wagner
Title: Managing Director

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: Prudential Investment Management, Inc., as investment advisor
By:	/s/ Stephen J. Collins
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY By: Prudential Investment Management, Inc., as investment manager
By:	/s/ Stephen J. Collins
Title: Vice President

PRUDENTIAL BANK LOAN FUND OF THE PRUDENTIAL TRUST COMPANY COLLECTIVE TRUST By: Prudential Investment Management, Inc., as investment advisor
By:	/s/ Stephen J. Collins
Title: Vice President

Primus Asset Management, LLC as collateral manager for: PRIMUS CLO I, LTD. PRIMUS CLO II, LTD.
By:	/s/ Nick Campbell
Title: Portfolio Manager

RAYMOND JAMES BANK, FSB
By:	/s/ Andrew D. Hahn
Title: Senior Vice President

AMERIPRISE CERTIFICATE COMPANY
By:	/s/ Robin C. Stancil
Title: Assistant Vice President

AMERIPRISE FINANCIAL, INC.
By:	/s/ Robin C. Stancil
Title: Assistant Vice President

RIVERSOURCE LIFE INSURANCE COMPANY
By:	/s/ Robin C. Stancil
Title: Assistant Vice President

RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC. — RIVERSOURCE STRATEGIC INCOME ALLOCATION FUND
By:	/s/ Robin C. Stancil
Title: Assistant Vice President

CENTURION CDO III, LIMITED By: RiverSource Investments, LLC as Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director of Operations

CENTURION CDO VI, LTD. By: RiverSource Investments, LLC as Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director of Operations

CENTURION CDO VII, LIMITED By: RiverSource Investments, LLC as Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director of Operations

CENTURION CDO 8, LIMITED By: RiverSource Investments, LLC as Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director of Operations

CENTURION CDO 9, LIMITED By: RiverSource Investments, LLC as Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director of Operations

CENT CDO XI, LIMITED By: RiverSource Investments, LLC as Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director of Operations

CENT CDO 12, LIMITED By: RiverSource Investments, LLC as Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director of Operations

CENT CDO 14, LIMITED By: RiverSource Investments, LLC as Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director of Operations

CENT CDO 15, LIMITED By: RiverSource Investments, LLC as Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director of Operations

SEQUILS-CENTURION V, LTD. By: RiverSource Investments, LLC as Collateral Manager
By:	/s/ Robin C. Stancil
Title: Director of Operations

SOVEREIGN BANK.
By:	/s/ Daniels Vilarelle
Title: Vice President

EAGLE LOAN TRUST By: Stanfield Capital Partners, LLC as its Collateral Manager
By:	/s/ David Frey
Title: Partner

STANFIELD ARNAGE CLO LTD. By: Stanfield Capital Partners, LLC as its Collateral Manager
By:	/s/ David Frey
Title: Partner

STANFIELD AZURE CLO, LTD. By: Stanfield Capital Partners, LLC as its Collateral Manager
By:	/s/ David Frey
Title: Partner

STANFIELD BRISTOL CLO, LTD. By: Stanfield Capital Partners, LLC as its Collateral Manager
By:	/s/ David Frey
Title: Partner

STANFIELD VEYRON CLO, LTD. By: Stanfield Capital Partners, LLC as its Collateral Manager
By:	/s/ David Frey
Title: Partner

STATE BANK OF INDIA
By:	/s/ Probodh Parikh
Title: Vice President & Head (Credit)

STONE TOWER CLO III LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

STONE TOWER CLO IV LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

STONE TOWER CLO V LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

STONE TOWER CLO VI LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

STONE TOWER CLO VII LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

STONE TOWER CLO VIII LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

STONE TOWER CLO LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

STONE TOWER CLO II LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

CORNERSTONE CLO LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

GRANITE VENTURES I LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

GRANITE VENTURES II LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

GRANITE VENTURES III LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

RAMPART CLO 2006-1 LTD. By: Stone Tower Debt Advisors LLC, as its collateral manager
By:	/s/ Michael W. DelPercio
Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ William G. Karl
Title: General Manager

NUVEEN FLOATING RATE INCOME FUND By: Symphony Asset Management LLC
By:	/s/ Gunther Stein
Title: Director of Fixed Income

NUVEEN SENIOR INCOME FUND By: Symphony Asset Management LLC
By:	/s/ Gunther Stein
Title: Director of Fixed Income

CLO V By: Symphony Asset Management LLC
By:	/s/ Gunther Stein
Title: Director of Fixed Income

CLO I By: Symphony Asset Management LLC
By:	/s/ Gunther Stein
Title: Director of Fixed Income

UNION BANK OF CALIFORNIA, N.A.
By:	/s/ Pierre Bury
Title: Vice President

UNITED OVERSEAS BANK LIMITED, NEW YORK AGENCY
By:	/s/ George Lim
Title: Senior Vice President & General Manager

By:	/s/ Mario Sheng
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Brian Schwallie
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ G. Lee Wagner, Jr.
Title: Vice President

WELLS FARGO BANK
By:	/s/ James L. Neil
Title: Vice President

Wells capital Management 1343601 SILVERADO CLO 2006-I LIMITED By: Wells Capital Management as Portfolio Manager
By:	/s/ Zachary Taylor
Title: Authorized Signatory

WG HORIZONS CLO I By: West Gate Horizons Advisors LLC, as Manager
By:	/s/ Cheryl A. Wasilewski
Title: Senior Credit Analyst

ARCHIMEDES FUNDING IV (CAYMAN), LTD. By: West Gate Horizons Advisors LLC, as Collateral Manager
By:	/s/ Cheryl A. Wasilewski
Title: Senior Credit Analyst

ENDURANCE CLO I, LTD. By: West Gate Horizons Advisors LLC, as Portfolio Manager
By:	/s/ Cheryl A. Wasilewski
Title: Senior Credit Analyst

EXHIBIT B-2
FORM OF NON-EXTENDING REVOLVING NOTE

$	New York, New York
,
          FOR VALUE RECEIVED, AMERISTAR CASINOS, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of                                           (the “Lender”), in lawful money of the United States in immediately available funds, at the office of Deutsche Bank Trust Company Americas (the “Administrative Agent”) located at 60 Wall Street, New York, New York 10005 on the Non-Extending Revolving Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of                      ($                    ) or, if less, the then unpaid principal amount of all Non-Extending Revolving Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.
          The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.
          This Note is one of the Non-Extending Revolving Notes referred to in the Credit Agreement, dated as of November 10, 2005, among the Borrower, the Lenders party thereto from time to time (including the Lender), Wells Fargo Bank, N.A., as Syndication Agent, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., as Joint Lead Arrangers and Deutsche Bank Trust Company Americas, as Administrative Agent (as from time to time in effect, the “Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Non-Extending Revolving Loan Maturity Date, in whole or in part.
          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.
          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

EXHIBIT B-2
          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

AMERISTAR CASINOS, INC.
By
Name:
Title:

EXHIBIT B-5
FORM OF EXTENDING REVOLVING NOTE

$	New York, New York
,
          FOR VALUE RECEIVED, AMERISTAR CASINOS, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of                                           (the “Lender”), in lawful money of the United States in immediately available funds, at the office of Deutsche Bank Trust Company Americas (the “Administrative Agent”) located at 60 Wall Street, New York, New York 10005 on the Extending Revolving Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of                      ($                    ) or, if less, the then unpaid principal amount of all Extending Revolving Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.
          The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.
          This Note is one of the Extending Revolving Notes referred to in the Credit Agreement, dated as of November 10, 2005, among the Borrower, the Lenders party thereto from time to time (including the Lender), Wells Fargo Bank, N.A., as Syndication Agent, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., as Joint Lead Arrangers and Deutsche Bank Trust Company Americas, as Administrative Agent (as from time to time in effect, the “Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Extending Revolving Loan Maturity Date, in whole or in part.
          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.
          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

EXHIBIT B-5
          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

AMERISTAR CASINOS, INC.
By
Name:
Title:

EXHIBIT P
FORM OF EXTENDING REVOLVING LOAN COMMITMENT AGREEMENT
[Names(s) of Lenders(s)]
                    ,
Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490S
Las Vegas, Nevada 89169
re   Extending Revolving Loan Commitment
Gentlemen:
          Reference is hereby made to the Credit Agreement, dated as of November 10, 2005 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Ameristar Casinos, Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, N.A., as Syndication Agent (the “Syndication Agent”), Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., as Joint Lead Arrangers (the “Lead Arrangers”), and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.
          Each Lender (each an “Extending Revolving Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to convert, increase or provide the Extending Revolving Loan Commitment(s) set forth opposite its name on Annex I attached hereto (for each such Extending Revolving Loan Lender, its “Extending Revolving Loan Commitment”). Each Extending Revolving Loan Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 1.15 thereof.
          [Each Extending Revolving Loan Lender agrees that, with respect to the Extending Revolving Loan Commitments provided by it pursuant to this Agreement, such Extending Revolving Loan Lender shall receive an upfront fee equal to that amount set forth opposite its name on Annex I hereto.]
          Each Extending Revolving Loan Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will,

Exhibit P

independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the execution of a counterpart of this Agreement by the Administrative Agent and the Borrower, the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by fax) hereof and the payment of any fees [(including, without limitation, the upfront fees payable pursuant to the immediately preceding paragraph)] required in connection herewith, each Extending Revolving Loan Lender party hereto shall become (or remain) a Lender pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.
          You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on                     ,      . If you do not so accept this Agreement by such time, your Extending Revolving Loan Commitments set forth in this Agreement shall be deemed cancelled.
          After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

Exhibit P

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours, [NAME OF LENDER]
By
Name:
Title:

Agreed and Accepted
this ___day of                     , ___:

AMERISTAR CASINOS, INC.
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

ANNEX I TO EXHIBIT P
1.	Non-Extending Revolving Loan Commitment and Extending Revolving Loan Commitment Amounts:

Amount of Converting
	Non-Extending	Amount of Extending
	Revolving Loan	Revolving Loan
Name of Lender	Commitment (if any)	Commitment	Upfront Fee
Total

2.	Applicable Margin to be applicable to all Extending Revolving Loans: [ ]